UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2006

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

(714) 540-8900

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective March 10, 2006, the Compensation Committee of the Board of Directors of MSC.Software Corporation (the “Company”) completed its annual performance and salary review of the Company’s Named Executive Officers, who are set forth below in the table, and approved the base salary level for each such Named Executive Officer.  The adjusted base salary for each Named Executive Officer is effective retroactively to January 1, 2006.

Named Executive Officer	Adjusted Base Salary

William J. Weyand	$485,000
Glenn R. Wienkoop	$370,000
John A. Mongelluzzo	$300,000
John J. Laskey	$310,000

Mr. Weyand is a party to an Employment Agreement with the Company dated February 10, 2005 with a two year term. Under the terms of this Agreement, Mr. Weyand receives a base salary at the rate of Four Hundred and Eighty Five Thousand Dollars ($485,000) during the two year term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MSC.SOFTWARE CORPORATION
(Registrant)

		By:	/s/ JOHN J. LASKEY
Date:	March 16, 2006		John J. Laskey
Senior Vice President and Chief Financial Officer